                          American Radio Empire, Inc.
          13210 Kerrville Folkway, Building G, Austin, Texas 78729-7522

Dear Mr. Neu:

        This will confirm the terms of the amendment to your Employment Agreement dated August 16, 2002 (the "Agreement"), with American Radio Empire, Inc. (the
"Company"). Notwithstanding the terms of the Agreement, you have agreed that the
Agreement shall continue to be binding on the parties, but to delay the commencement of the term of the Agreement until the Company, in its sole discretion, determines that it is financially feasible to employ you full time.
Until that time, you agree to make yourself available to the Company to serve as divisional COO on a consulting basis.

        If this conforms to your understanding of our agreement, please acknowledge your agreement below.

                                                     Sincerely,

                                                     Dain Schult
                                                     President

Accepted and agreed this
15th day of December, 2003:

____________________________
Herb Neu